Exhibit 107

Calculation of Filing Fee Table

424(b)(7)

(Form Type)

Tecnoglass Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee			Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares	457(c)	2,300,000	$46.30	(2)	$106,490,000	0.00011020		$11,735.20	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A			N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A			N/A					N/A	N/A	N/A	N/A

	Total Offering Amounts						N/A		$	___

	Total Fees Previously Paid									N/A

	Total Fee Offsets									N/A

	Net Fee Due									$11,735.20

(1)	This prospectus supplement relates to the resale or other distribution by the selling security holder named in the prospectus supplement herein of up to 2,300,000 ordinary shares of the Registrant.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for an ordinary share of the Registrant as reported on NYSE on May 11, 2023, which date is a date within five business days prior to the filing of this prospectus supplement.
(3)	Calculated in accordance with Rule 457(c) under the Securities Act with respect to the 2,300,000 ordinary shares registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of our registration statement on Form S-3ASR filed with the Securities and Exchange Commission on May 16, 2023 (Registration No. 333-271980), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in such registration statement.